UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2023

Commission File Number	Exact name of registrant as specified in its charter	State of Incorporation	I.R.S. Employer Identification No.
1-6364	South Jersey Industries, Inc.	New Jersey	22-1901645
000-22211	South Jersey Gas Company	New Jersey	21-0398330

	Address of principal executive offices	City	State	Zip Code	Registrant’s telephone number, including area code
South Jersey Industries, Inc.	1 South Jersey Plaza	Folsom	New Jersey	08037	(609)	561-9000
South Jersey Gas Company	1 South Jersey Plaza	Folsom	New Jersey	08037	(609)	561-9000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

South Jersey Industries, Inc.
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange

5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange

Corporate Units	SJIV	New York Stock Exchange

South Jersey Gas Company
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

South Jersey Industries, Inc.	Emerging growth company ☐
South Jersey Gas Company	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

South Jersey Industries, Inc.	☐
South Jersey Gas Company	☐

Introductory Note

This combined Current Report on Form 8-K is provided by the following registrants: South Jersey Industries, Inc. (the “Company” or “SJI”); and South Jersey Gas Company (“SJG”), an indirect wholly-owned subsidiary of SJI. Information relating to SJI or any of its subsidiaries, other than SJG, is filed by SJI on its own behalf.  SJG is only responsible for information about itself.

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 23, 2022 (the “Merger Agreement”), by and among SJI, NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”), and Boardwalk Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Parent (“Merger Sub”). On February 1, 2023 (the “Closing Date”), pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger (the Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation”) as a wholly owned subsidiary of Parent.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) by the Company on February 24, 2022, and is incorporated by reference herein.

Item 1.01.	Entry into a Material Definitive Agreement.

Supplement to Purchase Contract and Pledge Agreement

On the Closing Date, the Company and U.S. Bank, National Association (“U.S. Bank”), as purchase contract agent, collateral agent, custodial agent and securities intermediary, entered into a supplement (the “Supplement”) to the Purchase Contract and Pledge Agreement, dated as of March 22, 2021 (as amended and supplemented, the “PCPA”), between the Company and U.S. Bank. The Supplement provides that, from and after the effective time of the Merger, the right to receive a certain number of shares of the common stock, par value $1.25 per share, of the Company (“Company common stock”) upon settlement of the purchase contracts forming a part of the Corporate Units (the “Purchase Contracts”) will be changed into a right to receive $36.00 in cash per each share of Company common stock.

The foregoing descriptions of the Supplement and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the Supplement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Five-Year Revolving Credit Agreement

Each of SJI, SJG and Elizabethtown Gas Company (“ETG”), an indirect wholly-owned subsidiary of SJI, are parties to a Five-Year Revolving Credit Agreement, dated as of September 1, 2021, with a syndicate of banks and Wells Fargo National Bank, National Association, as administrative agent (the “2021 Credit Agreement”). On the Closing Date, all amounts outstanding under the 2021 Credit Agreement were repaid and such agreement was terminated. Consummation of the Merger would have constituted a Change in Control and an Event of Default (each as defined in the 2021 Credit Agreement).

In connection with the consummation of the Merger on the Closing Date, each of SJI, SJG and ETG (each, a “Revolving Borrower”) signed joinders to become parties to that certain Five-Year Revolving Credit Agreement, dated as of September 14, 2022, initially between Parent and a syndicate of banks and KeyBank National Association, as administrative agent (the “New Credit Agreement”). Parent established the New Credit Agreement, which has a stated termination date of February 1, 2028, to replace the 2021 Credit Agreement upon the consummation of the Merger.  At the time the Revolving Borrowers became parties to, and borrowers under, the New Credit Agreement, Parent was released from all obligations and liabilities under such agreement.

Similar to the 2021 Credit Agreement, the New Credit Agreement provides for maximum borrowings under the revolving credit facility in a total aggregate amount of $1 billion, including the issuance of swingline loans (in an amount not to exceed an aggregate of $100 million) and letters of credit (in an amount not to exceed an aggregate of $350 million), each at the applicable ratings-based interest rates specified in the New Credit Agreement.  Each Revolving Borrower’s obligations under the New Credit Agreement are several, not joint and several, and each Revolving Borrower has access to a portion of the facility (each, a “Sublimit”), which Sublimits may be reallocated from time to time at the Revolving Borrowers’ request subject to maximum and minimum Sublimits for each Revolving Borrower. The initial Sublimits of SJI, SJG and ETG are $500 million, $250 million and $250 million, respectively.

Subject to certain conditions set forth in the New Credit Agreement, the Revolving Borrowers may request an increase in the amount of the commitments available under the New Credit Agreement by an aggregate amount not to exceed $250 million (for a total facility of up to $1.25 billion), although no lender is obligated to increase its commitment. Upon becoming a Revolving Borrower, SJI assumed liability for a $270 million loan and ETG assumed liability for a $165 million loan, in each case, under the New Credit Agreement.  The proceeds of such loans were applied to repay amounts the applicable Revolving Borrower owed under the 2021 Credit Agreement on the Closing Date. In addition to such repayment, proceeds from borrowings under the New Credit Agreement shall be used by the Revolving Borrowers for working capital and other general corporate purposes.

The New Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness (as defined in the New Credit Agreement) of each Revolving Borrower and its subsidiaries on a consolidated basis to Consolidated Total Capitalization (as defined in the New Credit Agreement) of not more than 0.70 to 1.0.  The New Credit Agreement also contains customary events of default.

Lenders under the New Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for Parent, the Revolving Borrowers or their respective affiliates, and affiliates of certain of these lenders have served in the past as underwriters in public offerings of securities by Parent, the Revolving Borrowers or their respective affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Credit Agreements to Fund Note Repurchases by SJI, SJG and ETG

SJI currently has an aggregate principal amount of $460,000,000 of notes issued and outstanding under various note purchase agreements (such notes, the “SJI Notes,” and such note purchase agreements, the “SJI NPAs”).  SJG currently has an aggregate principal amount of $940,053,000 of notes issued and outstanding under various note purchase agreements (such notes, the “SJG Notes,” and such note purchase agreements, the “SJG NPAs”). In addition, ETG currently has an aggregate principal amount of $925,000,000 of bonds issued and outstanding under various bond purchase agreements (such bonds, the “ETG Bonds,” and, together with the SJI Notes and SJG Notes, the “Notes,” and such bond purchase agreements, the “ETG BPAs” and, together with the SJI NPAs and the SJG NPAs, the “Purchase Agreements”).

As indicated in Item 2.04 below, consummation of the Merger constituted a Change in Control under each Purchase Agreement and, as a result each of SJI, SJG and ETG is required under its respective Purchase Agreements to make a Repurchase Offer (as defined below) to each holder of its Notes to repurchase such Notes under the terms specified in the respective Purchase Agreements.

To provide the funds for SJI to repurchase any Notes pursuant to its Repurchase Offer, Parent entered into a $460 million unsecured Credit Agreement, dated as of September 14, 2022, with a syndicate of banks and KeyBank National Association, as administrative agent (the “SJI Term Loan Agreement”).  In connection with the consummation of the Merger on the Closing Date, SJI signed a joinder to become a party to, and the borrower under, the SJI Term Loan Agreement and Parent was released from all obligations and liabilities under such agreement.

Loans under the SJI Term Loan Agreement would bear interest at the applicable ratings-based interest rates specified in such agreement and would be repayable on or prior to February 1, 2026.

Similarly, to provide the funds for SJG and ETG to repurchase any Notes pursuant to their respective Repurchase Offers, Parent entered into a $1,867,500,000 unsecured 364-Day Credit Agreement, dated as of September 14, 2022, with a syndicate of banks and KeyBank National Association, as administrative agent (the “Utilities Term Loan Agreement” and, together with the SJI Term Loan Agreement, the “Note Repurchase Credit Agreements”).  In connection with the consummation of the Merger on the Closing Date, each of SJG and ETG signed a joinder to become a party to, and a borrower under, the Utilities Term Loan Agreement and Parent was released from all obligations and liabilities under such agreement.

Each of SJG’s and ETG’s obligations under the Utilities Term Loan Agreement are several, not joint and several, and each has access to a portion of the facility (a “Sublimit”). Each of SJG’s and ETG’s Sublimit shall not exceed an amount equal to its obligations in respect of its Notes.

Loans under the Utilities Term Loan Agreement would bear interest at the applicable ratings-based interest rates specified in such agreement and would be repayable on or prior to January 31, 2024.

The Note Repurchase Credit Agreements contain customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness (as defined in the applicable Note Repurchase Credit Agreement) of each borrower thereunder and its subsidiaries on a consolidated basis to Consolidated Total Capitalization (as defined in the applicable Note Repurchase Credit Agreement) of not more than 0.70 to 1.0. The Note Repurchase Credit Agreements also contain customary events of default.

Lenders under the Note Repurchase Credit Agreements have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for Parent, SJI, SJG, ETG or their respective affiliates, and affiliates of certain of these lenders have served in the past as underwriters in public offerings of securities by Parent, SJI, SJG, ETG or their respective affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 and 2.04 of this Current Report on Form 8-K with respect to the termination of the 2021 Credit Agreement and the $150 Million Term Loan Agreement is hereby incorporated by reference in its entirety into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the New Credit Agreement and the Note Repurchase Credit Agreements is hereby incorporated by reference in its entirety into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description contained under the Introductory Note above and in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 2.04.

Purchase Contract and Pledge Agreement (PCPA)

The consummation of the Merger constituted a Fundamental Change (as defined in the PCPA). Accordingly, as required by the PCPA, the Company intends to deliver through the Depository Trust Company a notice of Fundamental Change within 10 business days after the Closing Date, specifying an early settlement date. Thereafter, each holder of the Corporate Units will have a right to accelerate settlement of their Purchase Contracts in the manner set forth in the PCPA. In lieu of receiving shares of Company common stock on the early settlement date, holders validly requesting early settlement will be entitled to receive an amount equal to (i) $36.00 multiplied by the sum of (A) the Settlement Rate (as defined in the PCPA), plus (B) a number of Make Whole Shares (as defined in the PCPA), plus (ii) accrued and unpaid Contract Adjustment Payments (as defined in the PCPA) to, but excluding, the early settlement date.

Offer to Repurchase Notes

Consummation of the Merger on the Closing Date constituted a Change in Control pursuant to each Purchase Agreement. As a result of such Change in Control, each Purchase Agreement requires the issuer (SJI, SJG or ETG, as applicable) to offer to repurchase (a “Repurchase Offer”) all, but not less than all, of a holder’s Notes (or a beneficial holder, in the case of Notes held by a nominee) under such Purchase Agreement at a purchase price equal to the principal amount of such holder’s Notes thereunder plus accrued and unpaid interest thereon until the date of payment for such Notes (the “Payment Date”). The Purchase Agreements require that the respective issuer provide notice of such Repurchase Offer within 15 Business Days (as defined in the applicable Purchase Agreement) of the date of the Change in Control and that payment for Notes properly tendered be made not less than 20 days and not more than 30 days (in the case of the SJI Notes) or not more than 45 days (in the case of the SJG Notes or ETG Bonds) from the date the Repurchase Offer is commenced. Each Repurchase Offer will expire five Business Days prior to the applicable Payment Date. Currently, it is contemplated that Repurchase Offers of each of SJI, SJG and ETG will commence on February 22, 2023 and that the Payment Date for (a) the SJI Repurchase Offers will be March 23, 2023, (b) the SJG Repurchase Offers will be April 4, 2023, and (c) the ETG Repurchase Offers will be April 5, 2023, in each case subject to the terms and conditions set forth in the change of control notice and offer to purchase and the accompanying letter of transmittal to be delivered to the holders of the Notes. The total principal amount of Notes subject to Repurchase Offers is as follows: SJI – $460,000,000; SJG – $940,053,000; and ETG – $925,000,000.

Termination of 2021 Credit Agreement

As indicated in Item 1.01, consummation of the Merger would have constituted a Change in Control and an Event of Default under the 2021 Credit Agreement.  Accordingly, on the Closing Date, all amounts then outstanding under the 2021 Credit Agreement were repaid and such agreement was terminated.

Termination of $150 Million Term Loan Credit Agreement

SJI has entered into a $150 Million Credit Agreement (the “150 Million Term Loan Credit Agreement”), dated as of December 20, 2022, with KeyBank as lender and administrative agent. SJI has borrowed the entire $150 million under the facility, and upon consummation of the Merger, the entire amount of the loan, including accrued interest became due and payable.  Accordingly, SJI has repaid all amounts owing under the $150 million Term Loan Credit Agreement and such agreement has been terminated.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note of this Current Report on Form 8-K and Items 1.01 is incorporated by reference in this Item 3.03.

Item 9.01.	Financial and Exhibits

Exhibit Index

2.1
Agreement and Plan of Merger, dated as of February 23, 2022, by and among South Jersey Industries, Inc., Boardwalk Merger Sub, Inc. and NJ Boardwalk Holdings LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2022)

4.1	Supplement to Purchase Contract and Pledge Agreement, dated as of February 1, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the New Credit Agreement, the settlement of the Purchase Contracts, the expected timing of the commencement of the offers and the Payment Dates, the completion of the Repurchase Offers, future filings with the SEC, the “stub period” dividend and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company.  The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: February 1, 2023	/s/ Eric Stein
Eric Stein
Senior Vice President, General Counsel

SOUTH JERSEY GAS COMPANY

Date: February 1, 2023	/s/ Steven R. Cocchi
Steven R. Cocchi
Chief Financial Officer